Exhibit 5

                           Fulbright & Jaworski L.L.P.
                   A Registered Limited Liability Partnership
                                666 Fifth Avenue
                            New York, New York 10103

telephone:        212/318-3000
facsimile:        212/752-5958
                                                                  HOUSTON
                                                             WASHINGTON, D.C.
                                                                  AUSTIN
                                                                SAN ANTONIO
                                                                  DALLAS
                                                                 NEW YORK
                                                                LOS ANGELES
                                                                  LONDON
                                                                 HONG KONG





January 28, 1998




DATA GENERAL CORPORATION
4400 Computer Drive
Westboro, Massachusetts  01580

Ladies and Gentlemen:


         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Data General
Corporation, a Delaware corporation (the "Company"), relating to (i) 12,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), to be issued to non-employee directors of the Company in consideration for service as directors of the Company and (ii) obligations under the Data General Corporation Deferred Compensation Plan (the "Deferred Compensation Plan").

         As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion:

         (1) All necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock and the shares of Common Stock being registered pursuant to the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

         (2) The provisions of the written documents constituting the Deferred Compensation Plan comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended, pertaining to such provisions.


         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                 Very truly yours,


                                                 /s/ Fulbright & Jaworski L.L.P.